KEYCORP REPORTS FIRST QUARTER 2022 NET INCOME OF $420 MILLION,
OR $.45 PER DILUTED COMMON SHARE
Strong loan growth driven by consumer and commercial businesses

Record loan originations from Laurel Road

Net interest income reflects strong loan growth and liquidity deployment

Noninterest income adversely impacted by market conditions late in the quarter

Credit quality remains strong with net charge-offs to average loans of 13 basis points

    CLEVELAND, April 21, 2022 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $420 million, or $.45 per diluted common share for the first quarter of 2022. This compared to $601 million, or $.64 per diluted common share, for the fourth quarter of 2021 and $591 million, or $.61 per diluted common share, for the first quarter of 2021.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Selected Financial Highlights

Dollars in millions, except per share data				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Income (loss) from continuing operations attributable to Key common shareholders	$420	$601	$591	(30.1)%	(28.9)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.45	.64	.61	(29.7)	(26.2)
Return on average tangible common equity from continuing operations (a)	14.12%	18.69%	18.25%	N/A	N/A
Return on average total assets from continuing operations	.99	1.34	1.44	N/A	N/A
Common Equity Tier 1 ratio (b)	9.4	9.5	9.9	N/A	N/A
Book value at period end	$14.43	$16.76	$16.22	(13.9)	(11.0)
Net interest margin (TE) from continuing operations	2.46%	2.44%	2.61%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)March 31, 2022 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Net interest income (TE)	$1,020	$1,038	$1,012	(1.7)%	.8%
Noninterest income	676	909	738	(25.6)	(8.4)
Total revenue	$1,696	$1,947	$1,750	(12.9)%	(3.1)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.0 billion for the first quarter of 2022 and the net interest margin was 2.46%. Compared to the first quarter of 2021, net interest income increased $8 million, while the net interest margin decreased by 15 basis points. Net interest income and the net interest margin benefited from higher earning asset balances and a favorable balance sheet mix. Net interest income and the net interest margin were negatively impacted by lower reinvestment yields, the exit of the indirect auto loan portfolio, and lower loan fees from the Paycheck Protection Program ("PPP").

Compared to the fourth quarter of 2021, taxable-equivalent net interest income decreased by $18 million and the net interest margin increased by two basis points. Net interest income was negatively impacted by two fewer days in the first quarter of 2022. Additionally, net interest income and the net interest margin benefited from a favorable earning asset mix, including the deployment of liquidity into loans and higher-yielding investments and were negatively impacted by lower loan fees related to the PPP.

Noninterest Income

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Trust and investment services income	$136	$135	$133	.7%	2.3%
Investment banking and debt placement fees	163	323	162	(49.5)	.6
Service charges on deposit accounts	91	90	73	1.1	24.7
Operating lease income and other leasing gains	32	37	38	(13.5)	(15.8)
Corporate services income	90	73	64	23.3	40.6
Cards and payments income	80	86	105	(7.0)	(23.8)
Corporate-owned life insurance income	31	34	31	(8.8)	—
Consumer mortgage income	21	25	47	(16.0)	(55.3)
Commercial mortgage servicing fees	36	48	34	(25.0)	5.9
Other income	(4)	58	51	(106.9)	(107.8)
Total noninterest income	$676	$909	$738	(25.6)%	(8.4)%

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

    Compared to the first quarter of 2021, noninterest income decreased by $62 million. The decrease was primarily driven by other income, down $55 million, reflecting market related adjustments. Other drivers for the decrease include consumer mortgage income and cards and payments income, down $26 million and $25 million, respectively, reflecting lower gain on sale margins and lower levels of prepaid card activity. Partially offsetting the decrease was a $26 million increase in corporate services income, driven by higher derivatives trading income and an $18 million increase in service charges on deposit accounts.

Compared to the fourth quarter of 2021, noninterest income decreased by $233 million. The primary driver was investment banking and debt placement fees, which decreased $160 million, reflecting seasonality and slowing capital markets activity late in the quarter. Other income decreased $62 million, reflecting market related adjustments. Partially offsetting the decrease was a $17 million increase in corporate services income, driven by higher derivatives trading income.

Noninterest Expense

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Personnel expense	$630	$674	$624	(6.5)%	1.0%
Nonpersonnel expense	440	496	447	(11.3)	(1.6)
Total noninterest expense	$1,070	$1,170	$1,071	(8.5)%	(.1)%

    Key’s noninterest expense was $1.1 billion for the first quarter of 2022, a decrease of $1 million from the year-ago period. Nonpersonnel expense decreased $7 million, reflecting a broad-based decline across several expense categories. Personnel expense increased $6 million, driven by higher salaries from merit increases and technology contract labor, partially offset by lower incentive compensation and employee benefits expense.

    Compared to the fourth quarter of 2021, noninterest expense decreased $100 million. The decrease was primarily related to a $56 million decrease in nonpersonnel expense, reflecting lower professional fees as well as lower other expense. Additionally, personnel expense decreased $44 million, primarily driven by lower incentive compensation as a result of lower investment banking and debt placement fees.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Commercial and industrial (a)	$51,574	$49,510	$52,581	4.2%	(1.9)%
Other commercial loans	20,556	19,743	18,848	4.1	9.1
Total consumer loans	31,632	30,144	29,299	4.9	8.0
Total loans	$103,762	$99,397	$100,728	4.4%	3.0%

(a)Commercial and industrial average loan balances include $141 million, $141 million, and $126 million of assets from commercial credit cards at March 31, 2022, December 31, 2021, and March 31, 2021, respectively.

Average loans were $103.8 billion for the first quarter of 2022, an increase of $3.0 billion compared to the first quarter of 2021. Consumer loans increased $2.3 billion, reflecting strength from Key's consumer mortgage business and Laurel Road, partly offset by the sale of the indirect auto loan portfolio. Additionally, commercial loans increased by $701 million, reflecting strength in commercial mortgage real estate loans and core commercial and industrial loans, partially offset by a decline in PPP balances.

Compared to the fourth quarter of 2021, average loans increased by $4.4 billion. Commercial loans increased $2.9 billion, reflecting strength in commercial and industrial loans and commercial mortgage real estate loans, partially offset by a decline in PPP balances. Consumer loans increased $1.5 billion, driven by continued strength in Key's consumer mortgage business and record Laurel Road originations.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Average Deposits

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Non-time deposits	$146,426	$146,979	$132,267	(.4)%	10.7%
Certificates of deposit ($100,000 or more)	1,639	1,793	2,571	(8.6)	(36.3)
Other time deposits	2,098	2,233	2,902	(6.0)	(27.7)
Total deposits	$150,163	$151,005	$137,740	(.6)%	9.0%

Cost of total deposits	.04%	.04%	.06%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $150.2 billion for the first quarter of 2022, an increase of $12.4 billion compared to the year-ago quarter. The increase reflects growth from consumer and commercial relationships, including higher commercial escrow and retail deposits, partially offset by a decline in time deposits.

Compared to the fourth quarter of 2021, average deposits decreased by $842 million, driven by lower levels of commercial deposits, partly offset by seasonal retail deposit inflows.

ASSET QUALITY

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Net loan charge-offs	$33	$19	$114	73.7%	(71.1)%
Net loan charge-offs to average total loans	.13%	.08%	.46%	N/A	N/A
Nonperforming loans at period end	$439	$454	$728	(3.3)	(39.7)
Nonperforming assets at period end	467	489	790	(4.5)	(40.9)
Allowance for loan and lease losses	1,105	1,061	1,438	4.1	(23.2)
Allowance for credit losses	1,271	1,221	1,616	4.1	(21.3)
Provision for credit losses	83	4	(93)	N/M	189.2

Allowance for loan and lease losses to nonperforming loans	251.7%	233.7%	197.5%	N/A	N/A
Allowance for credit losses to nonperforming loans	289.5	268.9	222.0	N/A	N/A

N/A = Not Applicable; N/M = Not Meaningful

    Key's provision for credit losses was $83 million, compared to a net benefit of $93 million in the first quarter of 2021 and provision of $4 million in the fourth quarter of 2021. The increase from prior periods reflects the uncertain economic outlook arising from the Ukraine conflict, risks associated with higher inflation, and loan growth.

    Net loan charge-offs for the first quarter of 2022 totaled $33 million, or .13% of average total loans. These results compare to $114 million, or .46%, for the first quarter of 2021 and $19 million, or .08%, for the fourth quarter of 2021. Key’s allowance for credit losses was $1.3 billion, or 1.19% of total period-end loans at March 31, 2022, compared to 1.60% at March 31, 2021, and 1.20% at December 31, 2021.

    At March 31, 2022, Key’s nonperforming loans totaled $439 million, which represented .41% of period-end portfolio loans. These results compare to .72% at March 31, 2021, and .45% at December 31, 2021. Nonperforming assets at March 31, 2022, totaled $467 million, and represented .44% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .78% at March 31, 2021, and .48% at December 31, 2021.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2022.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Capital Ratios

	3/31/2022	12/31/2021	3/31/2021
Common Equity Tier 1 (a)	9.4%	9.5%	9.9%
Tier 1 risk-based capital (a)	10.7	10.8	11.3
Total risk based capital (a)	12.5	12.5	13.4
Tangible common equity to tangible assets (b)	6.0	6.9	7.5
Leverage (a)	8.7	8.5	8.9

(a)March 31, 2022 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the first quarter of 2022. As shown in the preceding table, at March 31, 2022, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.4% and 10.7%, respectively. Key's tangible common equity ratio was 6.0% at March 31, 2022.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period, with the full impact of the CECL standard being phased-in to regulatory capital over the next three years. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 13 basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Shares outstanding at beginning of period	928,850	930,544	975,773	(.2)%	(4.8)%
Open market repurchases, repurchases under the accelerated repurchase program, and return of shares under employee compensation plans	(1,707)	(2,482)	(9,277)	(31.2)	(81.6)
Shares issued under employee compensation plans (net of cancellations)	5,255	788	6,091	566.9	(13.7)
Shares outstanding at end of period	932,398	928,850	972,587	.4%	(4.1)%

N/M = Not Meaningful

    During the first quarter of 2022, Key declared a dividend of $.195 per common share.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Major Business Segments

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Revenue from continuing operations (TE)
Consumer Bank	$799	$839	$864	(4.8)%	(7.5)%
Commercial Bank	810	1,028	858	(21.2)	(5.6)
Other (a)	87	80	28	8.7	210.7
Total	$1,696	$1,947	$1,750	(12.9)%	(3.1)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$70	$161	$217	(56.5)%	(67.7)%
Commercial Bank	283	449	383	(37.0)	(26.1)
Other (a)	94	17	18	452.9	422.2
Total	$447	$627	$618	(28.7)%	(27.7)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Summary of operations
Net interest income (TE)	$543	$569	$607	(4.6)%	(10.5)%
Noninterest income	256	270	257	(5.2)	(.4)
Total revenue (TE)	799	839	864	(4.8)	(7.5)
Provision for credit losses	43	14	(23)	207.1	287.0
Noninterest expense	663	613	601	8.2	10.3
Income (loss) before income taxes (TE)	93	212	286	(56.1)	(67.5)
Allocated income taxes (benefit) and TE adjustments	23	51	69	(54.9)	(66.7)
Net income (loss) attributable to Key	$70	$161	$217	(56.5)%	(67.7)%

Average balances
Loans and leases	$38,637	$37,792	$39,249	2.2%	(1.6)%
Total assets	41,814	41,024	42,476	1.9	(1.6)
Deposits	91,468	90,271	85,033	1.3	7.6

Assets under management at period end	$53,707	$55,806	$48,288	(3.8)%	11.2%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Additional Consumer Bank Data

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Noninterest income
Trust and investment services income	$106	$106	$101	—%	5.0%
Service charges on deposit accounts	54	55	39	(1.8)	38.5
Cards and payments income	57	64	54	(10.9)	5.6
Consumer mortgage income	21	26	47	(19.2)	(55.3)
Other noninterest income	18	19	16	(5.3)	12.5
Total noninterest income	$256	$270	$257	(5.2)%	(.4)%

Average deposit balances
NOW and money market deposit accounts	$58,625	$57,197	$54,684	2.5%	7.2%
Savings deposits	7,233	6,951	5,878	4.1	23.1
Certificates of deposit ($100,000 or more)	1,520	1,669	2,424	(8.9)	(37.3)
Other time deposits	2,090	2,227	2,888	(6.2)	(27.6)
Noninterest-bearing deposits	22,000	22,227	19,159	(1.0)	14.8
Total deposits	$91,468	$90,271	$85,033	1.3%	7.6%

Other data
Branches	993	999	1,068
Automated teller machines	1,308	1,317	1,368

Consumer Bank Summary of Operations (1Q22 vs. 1Q21)

•Net income attributable to Key of $70 million for the first quarter of 2022, compared to $217 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $64 million, compared to the first quarter of 2021, related to the sale of the indirect auto portfolio, partially offset by strong consumer mortgage and Laurel Road balance sheet growth
•Average loans and leases decreased $612 million, or 1.6%, from the first quarter of 2021, driven by the sale of the indirect auto loan portfolio, partially offset by growth in consumer mortgage and Laurel Road
•Average deposits increased $6.4 billion, or 7.6%, from the first quarter of 2021, driven by relationship growth and higher retail deposits
•Provision for credit losses increased $66 million, compared to the first quarter of 2021, driven by loan growth and uncertainty in the economic environment
•Noninterest income decreased $1 million, or 0.4%, from the year-ago quarter, driven by a decrease in consumer mortgage income, reflecting lower gain on sale margins. The decrease was partially offset by an increase in service charges on deposit accounts and trust and investment services income
•Noninterest expense increased $62 million, or 10.3%, from the year-ago quarter, driven by an increased level of digital investments and an increase in employee compensation and benefits related expenses

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Commercial Bank

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Summary of operations
Net interest income (TE)	$415	$417	$411	(.5)%	1.0%
Noninterest income	395	611	447	(35.4)	(11.6)
Total revenue (TE)	810	1,028	858	(21.2)	(5.6)
Provision for credit losses	41	(12)	(67)	441.7	161.2
Noninterest expense	417	501	443	(16.8)	(5.9)
Income (loss) before income taxes (TE)	352	539	482	(34.7)	(27.0)
Allocated income taxes and TE adjustments	69	90	99	(23.3)	(30.3)
Net income (loss) attributable to Key	$283	$449	$383	(37.0)%	(26.1)%

Average balances
Loans and leases	$64,701	$61,127	$61,221	5.8%	5.7%
Loans held for sale	1,323	1,962	1,237	(32.6)	7.0
Total assets	74,860	71,629	70,448	4.5	6.3
Deposits	57,289	59,537	51,894	(3.8)%	10.4%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

Dollars in millions				Change 1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Noninterest income
Trust and investment services income	$30	$29	$32	3.4%	(6.3)%
Investment banking and debt placement fees	163	322	162	(49.4)	0.6
Operating lease income and other leasing gains	32	36	38	(11.1)	(15.8)

Corporate services income	82	65	56	26.2	46.4
Service charges on deposit accounts	36	34	33	5.9	9.1
Cards and payments income	22	26	52	(15.4)	(57.7)
Payments and services income	140	125	141	12.0	(0.7)

Commercial mortgage servicing fees	36	47	34	(23.4)	5.9
Other noninterest income	(6)	52	40	(111.5)	(115.0)
Total noninterest income	$395	$611	$447	(35.4)%	(11.6)%

N/M = Not Meaningful

Commercial Bank Summary of Operations (1Q22 vs. 1Q21)

•Net income attributable to Key of $283 million for the first quarter of 2022, compared to $383 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $4 million, compared to the first quarter of 2021, reflecting core loan growth in commercial and industrial and commercial mortgage real estate loans, partially offset by lower loan fees from the PPP
•Average loan and lease balances increased $3.5 billion, compared to the first quarter of 2021, reflecting growth in core commercial and industrial and commercial mortgage real estate loans, partially offset by a decline in PPP balances
•Average deposit balances increased $5.4 billion, or 10.4%, compared to the first quarter of 2021, driven by growth in targeted relationships and higher commercial escrow deposits
•Provision for credit losses increased $108 million, compared to the first quarter of 2021, driven by uncertainty in the economic environment
•Noninterest income decreased $52 million from the year-ago quarter, largely driven by lower cards and payments income from lower prepaid card activity and other income reflecting market related adjustments
•Noninterest expense decreased by $26 million, or 5.9%, from the first quarter of 2021, driven by lower operating lease expense and lower incentive compensation

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $181.2 billion at March 31, 2022.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2021, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of the COVID-19 global pandemic on us, our clients, our third-party service providers, and the markets. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on April 21, 2022. A replay of the call will be available through April 30, 2022.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

KeyCorp
First Quarter 2022
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2022	12/31/2021	3/31/2021
Summary of operations
Net interest income (TE)	$1,020	$1,038	$1,012
Noninterest income	676	909	738
Total revenue (TE)	1,696	1,947	1,750
Provision for credit losses	83	4	(93)
Noninterest expense	1,070	1,170	1,071
Income (loss) from continuing operations attributable to Key	447	627	618
Income (loss) from discontinued operations, net of taxes	1	2	4
Net income (loss) attributable to Key	448	629	622

Income (loss) from continuing operations attributable to Key common shareholders	420	601	591
Income (loss) from discontinued operations, net of taxes	1	2	4
Net income (loss) attributable to Key common shareholders	421	603	595

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.65	$.61
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.46	.65	.62

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.45	.64	.61
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.45	.64	.61

Cash dividends declared	.195	.195	.185
Book value at period end	14.43	16.76	16.22
Tangible book value at period end	11.41	13.72	13.30
Market price at period end	22.38	23.13	19.98

Performance ratios
From continuing operations:
Return on average total assets	.99%	1.34%	1.44%
Return on average common equity	11.45	15.31	14.98
Return on average tangible common equity (b)	14.12	18.69	18.25
Net interest margin (TE)	2.46	2.44	2.61
Cash efficiency ratio (b)	62.4	59.4	60.3

From consolidated operations:
Return on average total assets	.99%	1.35%	1.45%
Return on average common equity	11.47	15.36	15.08
Return on average tangible common equity (b)	14.15	18.75	18.37
Net interest margin (TE)	2.46	2.44	2.60
Loan to deposit (c)	72.9	68.9	73.1

Capital ratios at period end
Key shareholders’ equity to assets	8.5%	9.4%	10.0%
Key common shareholders’ equity to assets	7.4	8.4	9.0
Tangible common equity to tangible assets (b)	6.0	6.9	7.5
Common Equity Tier 1 (d)	9.4	9.5	9.9
Tier 1 risk-based capital (d)	10.7	10.8	11.3
Total risk-based capital (d)	12.5	12.5	13.4
Leverage (d)	8.7	8.5	8.9

Asset quality — from continuing operations
Net loan charge-offs	$33	$19	$114
Net loan charge-offs to average loans	.13%	.08%	.46%
Allowance for loan and lease losses	$1,105	$1,061	$1,438
Allowance for credit losses	1,271	1,221	1,616
Allowance for loan and lease losses to period-end loans	1.04%	1.04%	1.42%
Allowance for credit losses to period-end loans	1.19	1.20	1.60
Allowance for loan and lease losses to nonperforming loans	251.7	233.7	197.5
Allowance for credit losses to nonperforming loans	289.5	268.9	222.0
Nonperforming loans at period-end	$439	$454	$728
Nonperforming assets at period-end	467	489	790
Nonperforming loans to period-end portfolio loans	.41%	.45%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.44	.48	.78

Trust assets
Assets under management	$53,707	$55,806	$48,288

Other data
Average full-time equivalent employees	17,110	16,797	17,086
Branches	993	999	1,068
Taxable-equivalent adjustment	$6	$5	$7

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)March 31, 2022, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2022	12/31/2021	3/31/2021
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$15,308	$17,423	$17,634
Less: Intangible assets (a)	2,810	2,820	2,842
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$10,642	$12,747	$12,936
Total assets (GAAP)	$181,221	$186,346	$176,203
Less: Intangible assets (a)	2,810	2,820	2,842
Tangible assets (non-GAAP)	$178,411	$183,526	$173,361
Tangible common equity to tangible assets ratio (non-GAAP)	5.96%	6.95%	7.46%
Pre-provision net revenue
Net interest income (GAAP)	$1,014	$1,033	$1,005
Plus: Taxable-equivalent adjustment	6	5	7
Noninterest income	676	909	738
Less: Noninterest expense	1,070	1,170	1,071
Pre-provision net revenue from continuing operations (non-GAAP)	$626	$777	$679
Average tangible common equity
Average Key shareholders' equity (GAAP)	$16,780	$17,471	$17,769
Less: Intangible assets (average) (c)	2,814	2,814	2,844
Preferred stock (average)	1,900	1,900	1,900
Average tangible common equity (non-GAAP)	$12,066	$12,757	$13,025
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$420	$601	$591
Average tangible common equity (non-GAAP)	12,066	12,757	13,025

Return on average tangible common equity from continuing operations (non-GAAP)	14.12%	18.69%	18.25%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$421	$603	$595
Average tangible common equity (non-GAAP)	12,066	12,757	13,025

Return on average tangible common equity consolidated (non-GAAP)	14.15%	18.75%	18.37%

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended
	3/31/2022	12/31/2021	3/31/2021
Cash efficiency ratio
Noninterest expense (GAAP)	$1,070	$1,170	$1,071
Less: Intangible asset amortization	11	14	15
Adjusted noninterest expense (non-GAAP)	$1,059	$1,156	$1,056

Net interest income (GAAP)	$1,014	$1,033	$1,005
Plus: Taxable-equivalent adjustment	6	5	7
Noninterest income	676	909	738
Total taxable-equivalent revenue (non-GAAP)	$1,696	$1,947	$1,750

Cash efficiency ratio (non-GAAP)	62.4%	59.4%	60.3%

(a)For the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, intangible assets exclude $2 million, $3 million, and $4 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, average intangible assets exclude $3 million, $3 million, and $4 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Consolidated Balance Sheets
(Dollars in millions)

	3/31/2022	12/31/2021	3/31/2021
Assets
Loans	$106,600	$101,854	$100,926
Loans held for sale	1,170	2,729	2,296
Securities available for sale	43,681	45,364	33,923
Held-to-maturity securities	6,871	7,539	6,857
Trading account assets	848	701	811
Short-term investments	3,881	11,010	15,376
Other investments	722	639	621
Total earning assets	163,773	169,836	160,810
Allowance for loan and lease losses	(1,105)	(1,061)	(1,438)
Cash and due from banks	684	913	938
Premises and equipment	647	681	737
Goodwill	2,694	2,693	2,673
Other intangible assets	118	130	173
Corporate-owned life insurance	4,340	4,327	4,296
Accrued income and other assets	9,544	8,265	7,347
Discontinued assets	526	562	667
Total assets	$181,221	$186,346	$176,203

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$86,829	$89,207	$82,777
Savings deposits	7,840	7,503	6,655
Certificates of deposit ($100,000 or more)	1,533	1,705	2,437
Other time deposits	2,037	2,153	2,782
Total interest-bearing deposits	98,239	100,568	94,651
Noninterest-bearing deposits	50,424	52,004	47,532
Total deposits	148,663	152,572	142,183
Federal funds purchased and securities sold under repurchase agreements	599	173	281
Bank notes and other short-term borrowings	2,222	588	744
Accrued expense and other liabilities	3,615	3,548	2,862
Long-term debt	10,814	12,042	12,499
Total liabilities	165,913	168,923	158,569

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,214	6,278	6,213
Retained earnings	14,793	14,553	13,166
Treasury stock, at cost	(5,927)	(5,979)	(5,005)
Accumulated other comprehensive income (loss)	(2,929)	(586)	103
Key shareholders’ equity	15,308	17,423	17,634
Total liabilities and equity	$181,221	$186,346	$176,203

Common shares outstanding (000)	932,398	928,850	972,587

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2022	12/31/2021	3/31/2021
Interest income
Loans	$837	$873	$889
Loans held for sale	12	15	11
Securities available for sale	173	148	130
Held-to-maturity securities	46	52	45
Trading account assets	6	5	5
Short-term investments	4	8	5
Other investments	2	2	2
Total interest income	1,080	1,103	1,087
Interest expense
Deposits	14	15	21
Federal funds purchased and securities sold under repurchase agreements	—	—	—
Bank notes and other short-term borrowings	3	2	1
Long-term debt	49	53	60
Total interest expense	66	70	82
Net interest income	1,014	1,033	1,005
Provision for credit losses	83	4	(93)
Net interest income after provision for credit losses	931	1,029	1,098
Noninterest income
Trust and investment services income	136	135	133
Investment banking and debt placement fees	163	323	162
Service charges on deposit accounts	91	90	73
Operating lease income and other leasing gains	32	37	38
Corporate services income	90	73	64
Cards and payments income	80	86	105
Corporate-owned life insurance income	31	34	31
Consumer mortgage income	21	25	47
Commercial mortgage servicing fees	36	48	34
Other income	(4)	58	51
Total noninterest income	676	909	738
Noninterest expense
Personnel	630	674	624
Net occupancy	73	75	76
Computer processing	77	73	73
Business services and professional fees	53	70	50
Equipment	23	25	25
Operating lease expense	28	31	34
Marketing	28	37	26
Other expense	158	185	163
Total noninterest expense	1,070	1,170	1,071
Income (loss) from continuing operations before income taxes	537	768	765
Income taxes	90	141	147
Income (loss) from continuing operations	447	627	618
Income (loss) from discontinued operations, net of taxes	1	2	4
Net income (loss)	448	629	622
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$448	$629	$622

Income (loss) from continuing operations attributable to Key common shareholders	$420	$601	$591
Net income (loss) attributable to Key common shareholders	421	603	595
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.65	$.61
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.46	.65	.62
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.64	$.61
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.45	.64	.61

Cash dividends declared per common share	$.195	$.195	$.185

Weighted-average common shares outstanding (000)	922,941	922,970	964,878
Effect of common share options and other stock awards	10,692	11,758	9,419
Weighted-average common shares and potential common shares outstanding (000) (b)	933,634	934,729	974,297
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	First Quarter 2022			Fourth Quarter 2021			First Quarter 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$51,574	$410	3.22%	$49,510	$447	3.58%	$52,581	$453	3.48%
Real estate — commercial mortgage	14,587	121	3.37	13,671	121	3.51	12,658	114	3.67
Real estate — construction	2,027	17	3.37	2,119	19	3.50	2,048	19	3.75
Commercial lease financing	3,942	24	2.41	3,953	26	2.57	4,142	31	2.99
Total commercial loans	72,130	572	3.21	69,253	613	3.51	71,429	617	3.50
Real estate — residential mortgage	16,309	112	2.75	15,017	102	2.72	9,699	76	3.12
Home equity loans	8,345	74	3.61	8,603	79	3.64	9,282	85	3.73
Consumer direct loans	5,954	61	4.16	5,509	60	4.33	4,817	56	4.72
Credit cards	932	24	10.36	941	24	10.13	933	24	10.45
Consumer indirect loans	92	—	—	74	—	—	4,568	37	3.30
Total consumer loans	31,632	271	3.45	30,144	265	3.49	29,299	278	3.84
Total loans	103,762	843	3.28	99,397	878	3.50	100,728	895	3.60
Loans held for sale	1,485	12	3.32	2,202	15	2.83	1,531	11	2.89
Securities available for sale (b), (e)	44,923	173	1.50	42,329	148	1.39	30,039	130	1.76
Held-to-maturity securities (b)	7,188	46	2.54	7,991	52	2.61	7,188	46	2.53
Trading account assets	842	6	2.74	853	5	2.48	848	5	2.15
Short-term investments	7,323	4.25		15,505	8.20		16,510	5.13
Other investments (e)	651	2	1.26	634	2	1.15	614	2	1.40
Total earning assets	166,174	1,086	2.62	168,911	1,108	2.60	157,458	1,094	2.81
Allowance for loan and lease losses	(1,056)			(1,081)			(1,623)
Accrued income and other assets	17,471			17,133			16,398
Discontinued assets	539			574			686
Total assets	$183,128			$185,537			$172,919
Liabilities
NOW and money market deposit accounts	$88,515	$11.05		$88,110	$11.05		$81,439	$10.05
Savings deposits	7,599	—	.01	7,375	—	.01	6,203	1.03
Certificates of deposit ($100,000 or more)	1,639	2.44		1,793	2.53		2,571	6.96
Other time deposits	2,098	1.15		2,233	2.21		2,902	4.57
Total interest-bearing deposits	99,851	14.06		99,511	15.06		93,115	21.09
Federal funds purchased and securities sold under repurchase agreements	287	—	.13	230	—	.02	243	—	.04
Bank notes and other short-term borrowings	705	3	1.94	789	2	1.45	878	1.64
Long-term debt (f), (g)	10,830	49	1.79	12,159	53	1.74	12,831	60	1.93
Total interest-bearing liabilities	111,673	66.24		112,689	70.25		107,067	82.31
Noninterest-bearing deposits	50,312			51,494			44,625
Accrued expense and other liabilities	3,824			3,309			2,772
Discontinued liabilities (g)	539			574			686
Total liabilities	$166,348			$168,066			$155,150
Equity
Key shareholders’ equity	$16,780			$17,471			$17,769
Noncontrolling interests	—			—			—
Total equity	16,780			17,471			17,769
Total liabilities and equity	$183,128			$185,537			$172,919
Interest rate spread (TE)			2.38%			2.36%			2.50%
Net interest income (TE) and net interest margin (TE)		$1,020	2.46%		$1,038	2.44%		$1,012	2.61%
TE adjustment (b)		6			5			7
Net interest income, GAAP basis		$1,014			$1,033			$1,005
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $141 million, $141 million, and $126 million of assets from commercial credit cards for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Noninterest Expense
(Dollars in millions)

	Three months ended
	3/31/2022	12/31/2021	3/31/2021
Personnel (a)	$630	$674	$624
Net occupancy	73	75	76
Computer processing	77	73	73
Business services and professional fees	53	70	50
Equipment	23	25	25
Operating lease expense	28	31	34
Marketing	28	37	26
Other expense	158	185	163
Total noninterest expense	$1,070	$1,170	$1,071
Average full-time equivalent employees (b)	17,110	16,797	17,086
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended
	3/31/2022	12/31/2021	3/31/2021
Salaries and contract labor	$348	$342	$320
Incentive and stock-based compensation	183	243	196
Employee benefits	97	89	107
Severance	2	—	1
Total personnel expense	$630	$674	$624

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Loan Composition
(Dollars in millions)

				Percent change 3/31/2022 vs
	3/31/2022	12/31/2021	3/31/2021	12/31/2021	3/31/2021
Commercial and industrial (a)	$52,815	$50,525	$52,486	4.5%	.6%
Commercial real estate:
Commercial mortgage	15,124	14,244	12,702	6.2	19.1
Construction	2,065	1,996	2,122	3.5	(2.7)
Total commercial real estate loans	17,189	16,240	14,824	5.8	16.0
Commercial lease financing (b)	3,916	4,071	4,104	(3.8)	(4.6)
Total commercial loans	73,920	70,836	71,414	4.4	3.5
Residential — prime loans:
Real estate — residential mortgage	17,181	15,756	10,300	9.0	66.8
Home equity loans	8,258	8,467	9,158	(2.5)	(9.8)
Total residential — prime loans	25,439	24,223	19,458	5.0	30.7
Consumer direct loans	6,249	5,753	4,862	8.6	28.5
Credit cards	930	972	909	(4.3)	2.3
Consumer indirect loans	62	70	4,283	(11.4)	(98.6)
Total consumer loans	32,680	31,018	29,512	5.4	10.7
Total loans (c), (d)	$106,600	$101,854	$100,926	4.7%	5.6%
(a)Loan balances include $147 million, $139 million, and $126 million of commercial credit card balances at March 31, 2022, December 31, 2021, and March 31, 2021, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $14 million, $16 million, and $21 million at March 31, 2022, December 31, 2021, and March 31, 2021, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $531 million at March 31, 2022, $567 million at December 31, 2021, and $675 million at March 31, 2021, related to the discontinued operations of the education lending business.
(d)Accrued interest of $193 million, $198 million, and $242 million at March 31, 2022, December 31, 2021, and March 31, 2021, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Percent change 3/31/2022 vs
	3/31/2022	12/31/2021	3/31/2021	12/31/2021	3/31/2021
Commercial and industrial	$216	$1,438	$1,175	(85.0)%	(81.6)%
Real estate — commercial mortgage	819	1,010	837	(18.9)	(2.2)
Real estate — construction	21	—	—	N/M	N/M
Real estate — residential mortgage	114	281	236	(59.4)	(51.7)
Consumer direct loans	—	—	48	N/M	N/M
Total loans held for sale	$1,170	$2,729	$2,296	(57.1)%	(49.0)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	1Q22	4Q21	3Q21	2Q21	1Q21
Balance at beginning of period	$2,729	$1,805	$1,537	$2,296	$1,583
New originations	2,724	5,704	3,328	3,573	4,010
Transfers from (to) held to maturity, net	—	(1)	3,305	(71)	83
Loan sales	(4,269)	(4,742)	(6,405)	(4,195)	(3,303)
Loan draws (payments), net	(12)	(12)	8	(27)	(73)
Valuation and other adjustments	(2)	(25)	32	(39)	(4)
Balance at end of period	$1,170	$2,729	$1,805	$1,537	$2,296

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended
	3/31/2022	12/31/2021	3/31/2021
Average loans outstanding	$103,762	$99,397	$100,728
Allowance for loan and lease losses at the beginning of the period	1,061	1,084	1,626
Loans charged off:
Commercial and industrial	30	33	73

Real estate — commercial mortgage	4	1	35
Real estate — construction	—	—	—
Total commercial real estate loans	4	1	35
Commercial lease financing	2	1	4
Total commercial loans	36	35	112
Real estate — residential mortgage	(1)	(1)	—
Home equity loans	1	2	2
Consumer direct loans	7	7	8
Credit cards	7	6	6
Consumer indirect loans	1	1	7
Total consumer loans	15	15	23
Total loans charged off	51	50	135
Recoveries:
Commercial and industrial	11	23	8

Real estate — commercial mortgage	1	1	1
Real estate — construction	—	—	—
Total commercial real estate loans	1	1	1
Commercial lease financing	—	—	1
Total commercial loans	12	24	10
Real estate — residential mortgage	—	1	1
Home equity loans	1	1	1
Consumer direct loans	2	2	2
Credit cards	2	2	2
Consumer indirect loans	1	1	5
Total consumer loans	6	7	11
Total recoveries	18	31	21
Net loan charge-offs	(33)	(19)	(114)
Provision (credit) for loan and lease losses	77	(4)	(74)
Allowance for loan and lease losses at end of period	$1,105	$1,061	$1,438

Liability for credit losses on lending-related commitments at beginning of period	160	152	197
Provision (credit) for losses on lending-related commitments	6	8	(19)
Liability for credit losses on lending-related commitments at end of period (a)	$166	$160	$178

Total allowance for credit losses at end of period	$1,271	$1,221	$1,616

Net loan charge-offs to average total loans	.13%	.08%	.46%
Allowance for loan and lease losses to period-end loans	1.04	1.04	1.42
Allowance for credit losses to period-end loans	1.19	1.20	1.60
Allowance for loan and lease losses to nonperforming loans	251.7	233.7	197.5
Allowance for credit losses to nonperforming loans	289.5	268.9	222.0

Discontinued operations — education lending business:
Loans charged off	$2	1	$1
Recoveries	—	—	1
Net loan charge-offs	$(2)	$(1)	$—
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	1Q22	4Q21	3Q21	2Q21	1Q21
Net loan charge-offs	$33	$19	$29	$22	$114
Net loan charge-offs to average total loans	.13%	.08%	.11%	.09%	.46%
Allowance for loan and lease losses	$1,105	$1,061	$1,084	$1,220	$1,438
Allowance for credit losses (a)	1,271	1,221	1,236	1,372	1,616
Allowance for loan and lease losses to period-end loans	1.04%	1.04%	1.10%	1.21%	1.42%
Allowance for credit losses to period-end loans	1.19	1.20	1.25	1.36	1.60
Allowance for loan and lease losses to nonperforming loans	251.7	233.7	195.7	175.8	197.5
Allowance for credit losses to nonperforming loans	289.5	268.9	223.1	197.7	222.0
Nonperforming loans at period end	$439	$454	$554	$694	$728
Nonperforming assets at period end	467	489	599	738	790
Nonperforming loans to period-end portfolio loans	.41%	.45%	.56%	.69%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.44	.48	.61	.73	.78
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Commercial and industrial	$186	$191	$253	$355	$387

Real estate — commercial mortgage	40	44	49	66	66
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	40	44	49	66	66
Commercial lease financing	3	4	5	7	8
Total commercial loans	229	239	307	428	461
Real estate — residential mortgage	73	72	93	99	95
Home equity loans	129	135	146	146	148
Consumer direct loans	4	4	4	4	5
Credit cards	3	3	3	3	3
Consumer indirect loans	1	1	1	14	16
Total consumer loans	210	215	247	266	267
Total nonperforming loans	439	454	554	694	728
OREO	8	8	8	9	12
Nonperforming loans held for sale	20	24	35	32	47
Other nonperforming assets	—	3	2	3	3
Total nonperforming assets	$467	$489	$599	$738	$790
Accruing loans past due 90 days or more	55	68	82	74	92
Accruing loans past due 30 through 89 days	122	165	164	190	191
Restructured loans — accruing and nonaccruing (a)	219	220	270	334	376
Restructured loans included in nonperforming loans (a)	98	99	146	177	192
Nonperforming assets from discontinued operations — education lending business	4	4	4	5	5
Nonperforming loans to period-end portfolio loans	.41%	.45%	.56%	.69%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.44	.48	.61	.73	.78
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	1Q22	4Q21	3Q21	2Q21	1Q21
Balance at beginning of period	$454	$554	$694	$728	$785
Loans placed on nonaccrual status	87	116	116	186	196
Charge-offs	(50)	(51)	(66)	(74)	(135)
Loans sold	—	(38)	(17)	(10)	(13)
Payments	(27)	(68)	(136)	(92)	(37)
Transfers to OREO	(1)	(1)	(1)	—	(3)
Transfers to nonperforming loans held for sale	—	—	—	—	—
Loans returned to accrual status	(24)	(58)	(36)	(44)	(65)
Balance at end of period	$439	$454	$554	$694	$728

KeyCorp Reports First Quarter 2022 Profit
April 21, 2022

Line of Business Results
(Dollars in millions)

						Percentage change 1Q22 vs.
	1Q22	4Q21	3Q21	2Q21	1Q21	4Q21	1Q21
Consumer Bank
Summary of operations
Total revenue (TE)	$799	$839	$870	$852	$864	(4.8)%	(7.5)%
Provision for credit losses	43	14	(38)	(70)	(23)	207.1	287.0
Noninterest expense	663	613	591	584	601	8.2	10.3
Net income (loss) attributable to Key	70	161	241	257	217	(56.5)	(67.7)
Average loans and leases	38,637	37,792	39,796	40,598	39,249	2.2	(1.6)
Average deposits	91,468	90,271	89,156	88,412	85,033	1.3	7.6
Net loan charge-offs	22	22	35	34	36	—	(38.9)
Net loan charge-offs to average total loans	.23%	.23%	.35%	.34%	.37%	—	(37.8)
Nonperforming assets at period end	$217	$222	$254	$274	$276	(2.3)	(21.4)
Return on average allocated equity	7.91%	18.05%	25.81%	28.53%	25.74%	(56.2)	(69.3)

Commercial Bank
Summary of operations
Total revenue (TE)	$810	$1,028	$886	$871	$858	(21.2)%	(5.6)%
Provision for credit losses	41	(12)	(69)	(131)	(67)	441.7	161.2
Noninterest expense	417	501	470	451	443	(16.8)	(5.9)
Net income (loss) attributable to Key	283	449	381	432	383	(37.0)	(26.1)
Average loans and leases	64,701	61,127	59,914	59,953	61,221	5.8	5.7
Average loans held for sale	1,323	1,962	1,190	1,341	1,237	(32.6)	7.0
Average deposits	57,289	59,537	56,522	54,814	51,894	(3.8)	10.4
Net loan charge-offs	11	—	(6)	9	78	N/M	(85.9)
Net loan charge-offs to average total loans	.07%	—%	(.04)%	.06%	.52%	N/M	(86.5)
Nonperforming assets at period end	$250	$267	$345	$464	$514	(6.4)	(51.4)
Return on average allocated equity	13.21%	21.54%	18.54%	20.69%	17.41%	(38.7)	(24.1)
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful